Exhibit 99.1
FOR IMMEDIATE RELEASE: September 20, 2010

Investor Relations:	Joseph Cormier	Media Contact:	Lauren Peduzzi
	t: +1.703.883.2771		t: +1 703.738.2861
	e: investors@gtec-inc.com		e: media@gtec-inc.com
GTEC Names Joseph M. Cormier Executive Vice President & Chief Financial Officer
James P. Allen to transition into part-time advisory position
MCLEAN, Va., September 20, 2010 — Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical, technology-based systems, solutions and services for national security agencies and programs of the U.S. government, today announced that Joseph M. Cormier will become the company’s Executive Vice President & Chief Financial Officer effective October 1, 2010. James P. Allen, GTEC’s current EVP & CFO will transition to a part-time employee and become a senior advisor to the company.
“We are pleased to promote Joe into the CFO role for the next phase of building GTEC. Jim Allen was instrumental in our successful IPO and first year as a public company and will continue to be a great mentor to our leadership team and Joe in particular,” noted John Hillen, President & CEO of GTEC. “GTEC is a growth-oriented company committed to being an even larger, more competitive national security mission partner. Joe’s proven expertise and industry leadership in corporate finance and M&A will be key to our future growth.”
James P. Allen, Executive Vice President & CFO commented, “Joe has quickly grown into the job, demonstrating a grasp of all of the key requirements of the CFO role — from government contracting accounting issues to operational finance. GTEC is well positioned in the national security market and has a sound strategic plan and strong growth potential. I look forward to advising the company through its next stages of expansion.”
Mr. Cormier joined GTEC in January 2010 as Senior Vice President, Finance, where he has been a key member of the management team. Before joining GTEC, Mr. Cormier was responsible for the ManTech International Corporation’s M&A Program, executed capital structure transactions and led the investor relations function as a key member of the senior executive team that grew the company to $2 billion in annual revenues. Prior to ManTech, Mr. Cormier was Vice President, Corporate Development of DigitalNet Holdings, where he was instrumental in taking the company public in 2003 and positioning it for its sale in 2004 to BAE Systems. He began his career at Bank of America Securities as an investment banker and earned a Bachelor of Arts in Economics & Political Science from Columbia University.
“GTEC’s mission-focused culture and history of serving U.S. national security interests provides a great platform for growth,” stated Joe Cormier, Senior Vice President, Finance. “I am excited to take on this new role and I look forward to helping drive the company’s growth plans and enhancing shareholder value. I am grateful to Jim for his guidance and look forward to his continued mentorship.”
About Global Defense Technology & Systems, Inc.
Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical, technology-based, systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & System Inc.’s (GTEC) Annual Report on Form 10-K, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.